EXHIBIT 99.1


              Staktek Holdings Reports Financial Results
            for the Third Quarter Ended September 30, 2004


    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 27, 2004--Staktek Holdings, Inc. (Nasdaq:STAK), a major provider of high-density packaged memory stacking solutions, today announced financial results for the third quarter ended September 30, 2004.
    Total revenue for the third quarter of 2004 was $16.1 million, a decrease of 15% from its predecessor company's revenue of $19.0 million in the third quarter of 2003(1), and an 11% sequential decrease from $18.1 million in the second quarter of 2004.
    Under generally accepted accounting principles (GAAP), operating income for the third quarter of 2004 was $1.8 million, or 11% of revenue. Third quarter net income available to common stockholders was $1.2 million, or $0.02 per diluted share. Excluding non-cash charges for amortization of acquisition intangibles and stock-based compensation, pro forma operating income in the third quarter was $7.5 million, or 46% of revenue. Pro forma income available to common stockholders for the third quarter of 2004 was $4.9 million, or $0.09 per diluted share, compared to $5.9 million in the previous quarter, and $5.3 million for its predecessor company in the third quarter of 2003. A reconciliation of GAAP results to pro forma results has been provided in the financial statement tables following the text of this press release.
    Cash and cash equivalents at the end of the 2004 third quarter were $69.7 million, an increase of $10.2 million from $59.5 million on June 30, 2004.
    "We experienced a 3% reduction in overall unit volume from the previous quarter, which was the result of the shift from 256 Mbit to 512 Mbit-based stacks, the subsequent shortage of 512 Mbit DRAMs and the penetration of planar solutions that use small non-leaded packages that do not require stacking," said Jim Cady, President and Chief Executive Officer of Staktek. "Although total units in the quarter increased 36% from the third quarter of 2003, a larger percentage of these units were royalty units from our license agreements. In addition, a larger percentage of our services business in the quarter was attributable to our lower-priced Value Stakpak(R) product. Both of these changes within our revenue mix negatively impacted our total revenue in comparison to the second quarter of this year and the third quarter of last year," stated Mr. Cady.
    "We continue to see strong demand for high-density memory. However, our industry is currently experiencing unique challenges due to the ongoing shift to higher densities, the transition from DDR-1 to DDR-2 and from leaded to non-leaded packages. We anticipate these transitions will continue to create challenges for our industry as suppliers adjust to the shifting demands of the market," Mr. Cady stated.
    "We shipped our first orders of our High Performance Stakpak(R) utilizing DDR-2 technology in the third quarter and have orders from additional customers to ship during the fourth quarter. As our industry emerges from these transitions, we believe Staktek remains well positioned to leverage our technology leadership throughout 2005 and beyond," concluded Mr. Cady.

    Stock Buy-Back Program

    During the quarter, the company purchased 447,900 shares on the open market under the repurchase program announced in July 2004. Under this program, Staktek is authorized by its board of directors to spend up to $15 million to purchase shares of its common stock through open market transactions or privately negotiated transactions. The exact timing and amount of repurchases will depend on market conditions. As of September 30, 2004, the company had approximately 51 million diluted shares outstanding. Austin Ventures, the firm's largest shareholder, has notified the company that they will not sell into the buy-back program.
    "The repurchase of these shares is consistent with our commitment to maximize shareholder value. Given our strong cash position and positive cash flow, we plan to continue with the program as market conditions allow," said Kirk Patterson, Vice President and Chief Financial Officer.

    Business Outlook

    The company expects fourth quarter 2004 revenue to range between $14.6 million and $15.6 million, with services revenue ranging between $7.2 million and $8.2 million and license revenue of approximately $7.4 million based on preliminary information. Diluted earnings per share on a GAAP basis is expected to range between $(0.01) and $0.00 and diluted pro forma earnings per share between $0.06 and $0.07.

    Third Quarter 2004 Financial Results Web Cast/Conference Call

    Staktek management will host a conference call and Web cast with investors today, October 27, 2004, at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss the third quarter financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 800-901-5213 in the U.S. (617-786-2962 outside of the U.S.), and entering the passcode 67076390 at least 15 minutes prior to the start of the call. Additionally, a live audio Web cast will be available through the Staktek Web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode 68529232.

    About Staktek:

    Staktek is a major provider of IP and manufacturing services for the cost-effective miniaturization of electronic components and systems for original equipment manufacturers, silicon manufacturers, memory module manufacturers and contract manufacturers. Staktek's high-density memory stacking solutions increase operational performance by doubling, tripling, or quadrupling memory in the same physical footprint as the underlying packaged component. With an IP portfolio of over 100 patents and patent applications pending, the company offers flexibility for customers, including outsourced manufacturing, technology licensing and custom engineering. Headquartered in Austin, Texas, Staktek employs approximately 400 people at its two world-class manufacturing locations in Austin, Texas and Reynosa, Mexico. For more information, visit http://www.staktek.com.

    Cautionary Language

    This press release contains forward-looking statements. These statements are generally accompanied by words such as "expect," "anticipate," "believe," "may," "estimate," and similar expressions. These statements include, but are not limited to, our estimates of fourth quarter revenue and diluted earnings per share, both on a GAAP and pro forma basis, the demand for our products, the impact of ongoing transitions on our business and the company's future technology leadership position. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risks associated with having significant customer concentration and the impact on our operating results of a material decline in orders from any customer; the risk that we are unable to obtain adequate DRAM chips or other materials to meet our customers' demands; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; the risk that demand for our solutions is lower than expected; the risk that our new technologies are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risks associated with intellectual property litigation or other litigation; the risk that we incur problems in our U.S. or Mexican manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers' future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; and the risks associated with our dependence on a few key personnel to manage our business effectively.
    For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, particularly our Form 10-Q filed on July 29, 2004, and our 424(b)(4) final prospectus filed on Feb. 6, 2004. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
    Staktek is a trademark of Staktek Group LP. All other products names noted herein may be trademarks of their respective holders.

    Non-GAAP Financial Measurements

    In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, operating margin, income available to common stockholders and earnings per diluted share on a basis excluding non-cash and other one-time charges. Details of these excluded items are presented in one of the tables below, which reconciles the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the Q3 2004 earnings conference call can be found on the company's Web site at http://www.staktek.com.

(1)The predecessor company of Staktek Holdings is Staktek Corporation.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

                                               Quarter Ended
                                     ---------------------------------
                                      Sep. 30,    Jun. 30,   Sep. 30,
                                        2004       2004      2003(a)
                                     ----------- ---------- ----------
Revenue:
  Services                               $8,249    $10,422    $14,145
  License                                 7,820      7,663      4,808
                                     ----------- ---------- ----------
    Total revenue                        16,069     18,085     18,953
Cost of revenue:
  Services                                5,800      6,504      7,119
  Amortization of acquisition
   intangibles                            3,946      3,947      1,413
  Amortization of deferred stock-
   based compensation and stock
   compensation expense                     154        154         --
                                     ----------- ---------- ----------
    Total cost of revenue                 9,900     10,605      8,532
                                     ----------- ---------- ----------
Gross profit                              6,169      7,480     10,421
Operating expenses:
  Selling, general and
   administrative                         2,167      1,858      1,588
  Research and development                  634        572        620
  Business restructuring and
   acquisition                               --         --      4,204
  In-process research and
   development                               --         --        700
  Amortization of acquisition
   intangibles                              463        464        326
  Amortization of deferred stock-
   based compensation and stock
   compensation expense                   1,066      1,067          1
                                     ----------- ---------- ----------
    Total operating expenses              4,330      3,961      7,439
                                     ----------- ---------- ----------
Income from operations                    1,839      3,519      2,982
Other income (expense):
  Interest income                           111         58         27
  Interest expense                           (2)        (4)      (966)
  Other                                       8        (16)       (53)
                                     ----------- ---------- ----------
Income before income taxes                1,956      3,557      1,990
Provision for income taxes                  736      1,515      2,008
                                     ----------- ---------- ----------
Net income (loss)                         1,220      2,042        (18)
Preferred stock dividends                    --         --       (269)
                                     ----------- ---------- ----------
Income (loss) available to common
 stockholders                            $1,220     $2,042      $(287)
                                     =========== ========== ==========
Earnings (loss) per share:
  Basic                                   $0.03      $0.04        n/a
                                     =========== ==========
  Diluted                                 $0.02      $0.04        n/a
                                     =========== ==========
Shares used in computing earnings
 (loss) per share:
  Basic                                  48,214     48,407        n/a
  Diluted                                51,685     52,877        n/a

(a) Staktek Holdings, Inc. (the "Company") had no operations prior to August 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the quarter ended September 30, 2003 are a combination of the results of Staktek Corporation, the Company's predecessor, from July 1, 2003 through August 20, 2003 and the Company's results from August 21, 2003 through September 30, 2003.

n/a   Earnings per share numbers for this period are not meaningful due to the significant change in capital structure during this time period.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

                                                 Nine Months Ended
                                              ------------------------
                                                Sep. 30,    Sep. 30,
                                                 2004        2003(a)
                                              ------------ -----------
Revenue:
  Services                                        $31,285     $37,204
  License                                          24,670      12,624
                                              ------------ -----------
    Total revenue                                  55,955      49,828
Cost of revenue:
  Services                                         19,603      22,616
  Amortization of acquisition intangibles          11,839       1,413
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                            462          20
                                              ------------ -----------
    Total cost of revenue                          31,904      24,049
                                              ------------ -----------
Gross profit                                       24,051      25,779
Operating expenses:
  Selling, general and administrative               6,646       3,986
  Research and development                          1,636       1,800
  Business restructuring and acquisition               --       4,732
  In-process research and development                  --         700
  Amortization of acquisition intangibles           1,391         326
  Amortization of deferred stock-based
   compensation and stock compensation
   expense                                          3,338          22
                                              ------------ -----------
    Total operating expenses                       13,011      11,566
                                              ------------ -----------
Income from operations                             11,040      14,213
Other income (expense):
  Interest income                                     181         118
  Interest expense                                 (1,207)       (975)
  Other                                               (16)        (53)
                                              ------------ -----------
Income before income taxes                          9,998      13,303
Provision for income taxes                          3,878       6,047
                                              ------------ -----------
Net income                                          6,120       7,256
Preferred stock dividends                            (266)       (269)
                                              ------------ -----------
Income available to common stockholders            $5,854      $6,987
                                              ============ ===========
Earnings per share:
  Basic                                             $0.13         n/a
                                              ============
  Diluted                                           $0.11         n/a
                                              ============
Shares used in computing earnings per share:
  Basic                                            46,690         n/a
  Diluted                                          51,201         n/a

(a) The Company had no operations prior to August 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the nine months ended September 30, 2003 are a combination of the results of Staktek Corporation, the Company's predecessor, from January 1, 2003 through August 20, 2003 and the Company's results from August 21, 2003 through September 30, 2003.

n/a   Earnings per share numbers for this period are not meaningful due to the significant change in capital structure during this time period.


STAKTEK HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

                                                 Quarter Ended
                                         -----------------------------
                                         Sep. 30,  Jun. 30,  Sep. 30,
                                           2004      2004     2003(a)
                                         --------- --------- ---------
GAAP income from operations                $1,839    $3,519    $2,982
Pro forma adjustments:
  Amortization of acquisition
   intangibles                              4,409     4,411     1,739
  Amortization of deferred stock-based
   compensation and
    stock compensation expense              1,220     1,221         1
  Acquisition expenses                         --        --     4,195
  In-process research and development          --        --       700
                                         --------- --------- ---------
    Total pro forma adjustments             5,629     5,632     6,635
                                         --------- --------- ---------
Pro forma income from operations           $7,468    $9,151    $9,617
                                         ========= ========= =========

GAAP total revenue                        $16,069   $18,085   $18,953

Pro forma operating margin                     46%       51%       51%

GAAP income (loss) available to common
 stockholders                              $1,220    $2,042     $(287)
Total pro forma adjustments affecting
 income from operations                     5,629     5,632     6,635
Tax adjustment                             (1,972)   (1,765)   (1,071)
                                         --------- --------- ---------
Pro forma income available to common
 stockholders                              $4,877    $5,909    $5,277
                                         ========= ========= =========

GAAP diluted shares outstanding            51,685    52,877       n/a

Pro forma diluted earnings per share        $0.09     $0.11       n/a
                                         ========= =========

                                          Nine Months Ended
                                         -------------------
                                         Sep. 30,  Sep. 30,
                                             2004    2003(a)
                                         --------- ---------
GAAP income from operations               $11,040   $14,213
Pro forma adjustments:
  Amortization of acquisition
   intangibles                             13,230     1,739
  Amortization of deferred stock-based
   compensation and
    stock compensation expense              3,800        42
  Acquisition expenses                         --     4,195
  In-process research and development          --       700
                                         --------- ---------
    Total pro forma adjustments            17,030     6,676
                                         --------- ---------
Pro forma income from operations          $28,070   $20,889
                                         ========= =========

GAAP total revenue                        $55,955   $49,828

Pro forma operating margin                     50%       42%

GAAP income available to common
 stockholders                              $5,854    $6,987
Total pro forma adjustments affecting
 income from operations                    17,030     6,676
Tax adjustment                             (5,771)   (1,086)
                                         --------- ---------
Pro forma income available to common
 stockholders                             $17,113   $12,577
                                         ========= =========

GAAP diluted shares outstanding            51,201       n/a

Pro forma diluted earnings per share        $0.33       n/a
                                         =========

(a) The Company had no operations prior to August 21, 2003, other than in connection with the acquisition of Staktek Corporation. The results for the three and nine months ended September 30, 2003 are a combination of the results of Staktek Corporation, the Company's predecessor, prior to August 21, 2003 and the Company's results from August 21, 2003 through September 30, 2003.

n/a   Earnings per share numbers for these periods are not meaningful due to the significant change in capital structure during this time period.


STAKTEK HOLDINGS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

                                                 Sep. 30,    Dec. 31,
                                                  2004        2003
                                               ------------ ----------
ASSETS                                          (unaudited)
Current assets:
  Cash and cash equivalents                        $69,702    $31,165
  Accounts receivable                                9,943     14,001
  Inventory held for others                              4      1,301
  Inventories                                          801        495
  Other current assets                               4,820      3,771
                                               ------------ ----------
    Total current assets                            85,270     50,733
Property and equipment, net                          9,209     10,095
Goodwill                                            29,726     29,726
Other intangibles, net                              34,654     46,988
Other assets                                           281         --
                                               ------------ ----------
    Total assets                                  $159,140   $137,542
                                               ============ ==========

LIABILITIES, REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $3,306     $6,493
  Accrued liabilities                                2,062      6,221
  Deferred revenue                                   1,045         --
  Current maturities of capitalized lease
   obligations                                          90        115
  Notes payable and current maturities of
   long-term debt                                       --     12,500
                                               ------------ ----------
    Total current liabilities                        6,503     25,329
Capitalized lease obligations, less current
 maturities                                             --         51
Other accrued liabilities                              193         87
Deferred tax liabilities                            11,540     16,263
Long-term debt, less current maturities                 --     30,625
Subordinated loan from related party                    --     34,500

Redeemable preferred stock                              --     30,372

Stockholders' equity:
  Capital stock                                    158,261     25,362
  Treasury stock                                    (2,427)        --
  Deferred stock-based compensation                (14,638)   (18,901)
  Accumulated deficit                                 (292)    (6,146)
                                               ------------ ----------
    Total stockholders' equity                     140,904        315
                                               ------------ ----------
    Total liabilities, redeemable preferred
     stock and stockholders' equity               $159,140   $137,542
                                               ============ ==========



    CONTACT: Staktek Holdings, Inc.
             Kirk Patterson, 972-385-0286
             investors@staktek.com
             or
             Investor Contact:
             Shelton Investor Relations
             Barry Sievert, 972-239-5119 ext. 134